                                                                 EXHIBIT 4(e)(2)
                                                                  EXECUTION COPY








--------------------------------------------------------------------------------


                                DEPOSIT AGREEMENT
                                   (Class A-2)

                            DATED AS OF JUNE 1, 2001

                                     BETWEEN

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                as Escrow Agent,

                                       AND

                               ABN AMRO BANK N.V.,
                                  as Depositary


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           PAGE

Article 1     FORMATION OF DEPOSITS.........................................2
        1.1   Acceptance of Depositary
        1.2   Establishment of Accounts
Article 2     MAINTENANCE OF DEPOSITS.......................................2
        2.1   Deposits
        2.2   Interest
        2.3   Withdrawals
        2.4   Other Accounts
Article 3     TERMINATION...................................................5
Article 4     PAYMENTS......................................................5
Article 5     REPRESENTATIONS AND WARRANTIES................................6
Article 6     TRANSFER......................................................7
Article 7     AMENDMENT.....................................................7
Article 8     NOTICES.......................................................7
Article 9     OBLIGATIONS UNCONDITIONAL.....................................7
Article 10    ENTIRE AGREEMENT..............................................8
Article 11    GOVERNING LAW.................................................8
Article 12    WAIVER OF JURY TRIAL RIGHT....................................8
Article 13    COUNTERPARTS..................................................8
Schedule I       Schedule of Deposits
Exhibit A        Notice of Purchase Withdrawal
Exhibit B        Notice of Final Withdrawal
Exhibit C        Notice of Replacement Withdrawal
Exhibit D        Notice of Series D Non-Issuance Withdrawal

                          DEPOSIT AGREEMENT (CLASS A-2)

     THIS DEPOSIT AGREEMENT (CLASS A-2) dated as of June 1, 2001 (as amended, modified or supplemented from time to time, this "AGREEMENT") between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "ESCROW AGENT"), and ABN AMRO BANK N.V., as depositary bank (the "DEPOSITARY"). Capitalized terms used herein without definition shall have the respective defined meanings as set forth in the Note Purchase Agreement (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Northwest Airlines Corporation, a Delaware corporation (the "GUARANTOR"), Northwest Airlines, Inc., a Minnesota corporation ("NORTHWEST") and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "PASS THROUGH TRUSTEE") have entered into a Trust Supplement No. 2001-1A-2, dated as of June 1, 2001, to the Pass Through Trust Agreement dated as of June 3, 1999, by and among the Guarantor, Northwest and the Pass Through Trustee (the "BASIC AGREEMENT") relating to Northwest Airlines Pass Through Trust 2001-1A-2 pursuant to which the Northwest Airlines Pass Through Trust, Series 2001-1A-2 Certificates referred to therein (the "CERTIFICATES") are being issued;

     WHEREAS, Northwest and Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Deutsche Banc Alex Brown, Inc. and U.S. Bancorp Piper Jaffray, Inc. (collectively, the "UNDERWRITERS" and, together with their respective transferees and assigns as registered owners of the Certificates, the "INVESTORS") have entered into an Underwriting Agreement dated as of May 22, 2001 pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

     WHEREAS, Northwest, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "NOTE PURCHASE AGREEMENT"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "EQUIPMENT NOTES") issued to finance the acquisition of aircraft by Northwest, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "NET PROCEEDS");

     WHEREAS, the Escrow Agent, the Underwriters, the Pass Through Trustee and State Street Bank and Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "PAYING AGENT") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "ESCROW AND PAYING AGENT AGREEMENT"); and

     WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent pursuant to the Escrow and Paying Agent

Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

     NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                              FORMATION OF DEPOSITS

     1.1 ACCEPTANCE OF DEPOSITARY. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

     1.2 ESTABLISHMENT OF ACCOUNTS. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an "ACCOUNT" and collectively, the "ACCOUNTS"), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.

                                   ARTICLE 2
                             MAINTENANCE OF DEPOSITS

     2.1 DEPOSITS. The Escrow Agent shall direct the Underwriters to deposit with the Depositary on the date of this Agreement (the "DEPOSIT DATE") in Federal (same day) funds by wire transfer to: Federal Reserve Bank, New York, ABN NY ABA #02009580, Account: Chicago Treasury, Reference: Northwest Airlines 2001-1 EETC, and the Depositary shall accept from the Underwriters, on behalf of the Escrow Agent, the sum of US $201,112,000.00. Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on the respective dates (each such date, as it may be extended from time to time in accordance with, and subject to the requirements of, the Indemnity Agreement (as defined herein) through the Delivery Period Termination Date, a "MATURITY DATE") set forth therein (including any deposit made pursuant to Section 2.4 hereof, individually, a "DEPOSIT" and, collectively, the "DEPOSITS") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.

     2.2 INTEREST. Each Deposit shall bear interest from and including the date of deposit to but excluding the earlier of (x) date of withdrawal and (y) such Deposit's Maturity Date at the rate of 6.841% per annum (computed on the basis of a year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent semiannually in arrears on each April 1 and October 1, commencing on October 1, 2001 (each, an "INTEREST PAYMENT DATE"), and (except in the case of a Final Withdrawal (as defined below) made pursuant to a Notice of Replacement Withdrawal (as defined below) on a day which is not an Interest Payment Date) on the date of the Final Withdrawal (as defined below) and on the date of any Series D Non-Issuance Withdrawal (as defined below) all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date). Interest accrued on (i) any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) and
(ii) that portion of a Deposit which is withdrawn pursuant to a Notice of Non-Issuance Withdrawal and redeposited pursuant to Section 2.4 hereof shall be paid on the next Interest Payment Date, notwithstanding, in the case of retained interest due to a Notice of Purchase Withdrawal only, any intervening Final Withdrawal (it being understood that retained interest due to a Notice of Non-Issuance Withdrawal would be paid on such intervening Final Withdrawal Date) (such remaining interest being hereinafter referred to as a "CARRYOVER DEPOSIT"). In addition, interest accrued on any Deposit that is withdrawn pursuant to a Notice of Replacement Withdrawal but not paid on the date of the Final Withdrawal shall be paid on the next Interest Payment Date.

     2.3 WITHDRAWALS. On and after the date seven (7) days after the establishment of each Deposit, the Escrow Agent may, by providing at least one
(1) Business Day prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a "NOTICE OF PURCHASE WITHDRAWAL"), withdraw not less than the entire balance of such Deposit. At any time prior to the actual withdrawal of any such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account. As used herein, "BUSINESS DAY" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Minneapolis, Minnesota, Boston, Massachusetts, Hartford, Connecticut, Salt Lake City, Utah or Chicago, Illinois. The Depositary reserves the right, upon at least fourteen (14) days prior notice to Northwest, the Escrow Agent and the Pass Through Trustee, to require seven
(7) days notice for any withdrawal.

        (a) (i) The Escrow Agent may, by providing at least fifteen (15) days prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "NOTICE OF FINAL WITHDRAWAL"), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "FINAL WITHDRAWAL"), on such date as shall be specified in such Notice of Final Withdrawal. If neither a Notice of Final Withdrawal nor a Notice of Replacement Withdrawal has been given to the Depositary on or before March 31, 2003, and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on such date as designated by Northwest pursuant to the Indemnity Agreement dated as of June 1, 2001 between Northwest and the Depositary (the "INDEMNITY AGREEMENT") but in any event not later than April 15, 2003.

          (ii) The Escrow Agent may, by providing at least fifteen (15) days prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a "NOTICE OF REPLACEMENT WITHDRAWAL"), request withdrawal of the entire amount of all Deposits then held by the Depositary together with, if specified in such Notice of Replacement Withdrawal, the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "REPLACEMENT WITHDRAWAL") on such date as shall be specified in such Notice of Replacement Withdrawal.

          (iii) On or after the date seven (7) days after the establishment of each Deposit, the Escrow Agent may, by providing at least one (1) Business Day prior notice of withdrawal to the Depositary in the Form of Exhibit D hereto (a "NOTICE OF SERIES D NON-ISSUANCE WITHDRAWAL") request the entire amount of each Deposit specified in such notice together with payment by the Depositary of the accrued and unpaid interest on that portion of such Deposit not to be redeposited on such day pursuant to Section 2.4 hereof (as specified in the Notice of Series D Non-Issuance Withdrawal) to but excluding the specified date of withdrawal ("SERIES D NON-ISSUANCE WITHDRAWAL"), on such date as shall be specified in such Notice of Series D Non-Issuance Withdrawal. At any time prior to the actual withdrawal of any such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account.

        (b) If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Final Withdrawal, Notice of Replacement Withdrawal or Notice of Series D Non-Issuance Withdrawal complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

     2.4 OTHER ACCOUNTS. On the date of withdrawal of any Deposit pursuant to a Notice of Purchase Withdrawal, the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall be entitled to re-deposit with the Depositary any portion thereof and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the establishment thereof and (ii) such Deposit shall mature on such date as designated by Northwest pursuant to the Indemnity Agreement and bear interest as provided in Section 2.2 hereof. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.

                                    ARTICLE 3
                                   TERMINATION

     3.1 This Agreement shall terminate on the fifth (5th) Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

     3.2 For the avoidance of doubt, the obligations of the Depositary under the last two (2) sentences of Section 2.2 hereof shall remain in full force and effect notwithstanding the execution and delivery of a replacement Deposit Agreement in accordance with the Note Purchase Agreement.

                                   ARTICLE 4
                                    PAYMENTS

     All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under
Section 2.2 or 2.3(a)(iii) hereof or any Final Withdrawal, directly to the Paying Agent on behalf of the Escrow Agent at State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, Attention:
Corporate Trust Department, Reference: Northwest Airlines 2001-1 EETC, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal or all the then remaining Deposits pursuant to a Notice of Replacement Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal or Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. Except as provided below, all payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "TAXES"). However, if the Depositary or the Paying Agent (pursuant to Section 2.4 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall: (i) make such deductions or withholding; (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority; and (iii) if the Taxes required to be deducted or withheld are imposed by the Netherlands or any political subdivision thereof, pay such additional amounts as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow and Paying Agent Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and no additional interest shall accrue in respect of such extension.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

     The Depositary hereby represents and warrants to Northwest, the Guarantor, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

        (a) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct banking business in the State of Illinois;

        (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

        (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

        (d) no authorization, consent or approval of, or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

        (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in, a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties;

        (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement; and

        (g) the Depositary shall act through its Chicago branch office in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 6
                                    TRANSFER

     Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under Section 1.7 of the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.

                                    ARTICLE 7
                                    AMENDMENT

     This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.

                                    ARTICLE 8
                                     NOTICES

     Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (x) in the case of the Depositary, ABN AMRO BANK N.V., 208 South LaSalle Street, Suite 1500, Chicago, IL 60604-1003, Attention: Credit Administration (Telecopier: 312-992-5111) and ABN AMRO BANK N.V., 135 South LaSalle Street, Suite 611, Chicago, IL 60603, Attention: Vice President - Aerospace (Telecopier: 312-606-8428) or (y) in the case of the Escrow Agent, Wells Fargo Bank Northwest, National Association, 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate-Trust Services (Telecopier: (801) 246-5053), in each case, with a copy to the Pass Through Trustee, State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate/Muni Department, (Telecopier: (860) 244-1889) and to Northwest, Northwest Airlines, Inc., Department A4010, 5101 Northwest Drive, St. Paul, MN 55111-3034,
Attention: Treasurer (Telecopier: (612) 726-0665) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

                                    ARTICLE 9
                            OBLIGATIONS UNCONDITIONAL

     The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

                                   ARTICLE 10
                                ENTIRE AGREEMENT

     This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

                                   ARTICLE 11
                                  GOVERNING LAW

     THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE DEPOSITARY AND THE ESCROW AGENT WITH RESPECT TO THE DEPOSITS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND SUBJECT TO THE PROVISIONS OF REGULATION D OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (OR ANY SUCCESSOR), AS THE SAME MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME.

                                   ARTICLE 12
                           WAIVER OF JURY TRIAL RIGHT

     EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

                                   ARTICLE 1
                                  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.


                                      * * *

     IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.

                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                       By:
                                           -------------------------
                                            Name:
                                            Title:

                                       ABN AMRO BANK N.V.,
                                       as Depositary


                                       By:
                                           -------------------------
                                            Name:
                                            Title:

                                       By:
                                           -------------------------
                                            Name:
                                            Title

                                   SCHEDULE I

                              SCHEDULE OF DEPOSITS

                                   (Class A-2)


                                  DEPOSIT                              MATURITY
 DATE         TAIL NO.            AMOUNT            ACCOUNT NO.          DATE
 ----         --------        --------------        -----------        --------
6/1/01         N675NW          $4,470,626.00          2006401           2/1/02
6/1/01         N676NW          $4,486,112.00          2006419           4/1/02
6/1/01         N338NB         $12,393,197.80          2006428           5/1/02
6/1/01         N340NB         $12,429,686.09          2006435           6/1/02
6/1/01         N343NB         $12,475,049.93          2006449           7/1/02
6/1/01         N580NW         $19,062,665.20          2006455           7/1/02
6/1/01         N344NB         $13,006,439.81          2006460           8/1/02
6/1/01         N345NB         $11,309,947.66          2006464           8/1/02
6/1/01         N581NW         $17,283,147.48          2006466           8/1/02
6/1/01         N346NB         $11,343,820.45          2006474           9/1/02
6/1/01         N347NB         $11,343,820.45          2006479           9/1/02
6/1/01         N348NB         $11,343,820.45          2006483           9/1/02
6/1/01         N582NW         $15,664,666.68          2006494           9/1/02
6/1/01         N349NW              ----                ----             10/1/02





                                   SCHEDULE I

                                    EXHIBIT A

                          NOTICE OF PURCHASE WITHDRAWAL



ABN AMRO BANK N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attention: Credit Administration
Telecopier: 312-992-5111

ABN AMRO BANK N.V.
135 South LaSalle Street, Suite 611
Chicago, IL 60603
Attention: Vice President - Aerospace
Telecopier: 312-606-8428

Ladies and Gentlemen:

     Reference is made to the Deposit Agreement (Class A-2) dated as of June ___, 2001 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and ABN AMRO Bank N.V., as Depositary (the "DEPOSITARY").

     In accordance with Section 2.3 of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_________, Account No. ________.

     The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to _________________, Account No. __________, Reference: ___________
on _________,____, upon the telephonic request of a representative of the Pass Through Trustee.


                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                       By:
                                           -------------------------
                                            Name:
                                            Title:
Dated: ________________, _____





                                    EXHIBIT A

                                    EXHIBIT B

                           NOTICE OF FINAL WITHDRAWAL


ABN AMRO BANK N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attention: Credit Administration
Telecopier: 312-992-5111

ABN AMRO BANK N.V.
135 South LaSalle Street, Suite 611
Chicago, IL 60603
Attention: Vice President - Aerospace
Telecopier: 312-606-8428

Ladies and Gentlemen:

     Reference is made to the Deposit Agreement (Class A-2) dated as of June ___, 2001 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and ABM AMRO Bank N.V. (the "DEPOSITARY").

     In accordance with Section 2.3(a)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

     The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at [NAME], ABA#___________, Account #_________, Attention: ___________________, Reference:
[Northwest Airlines 2001-1 EETC].

                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                       By:
                                           -------------------------
                                            Name:
                                            Title:





                                    EXHIBIT B

                                    EXHIBIT C

                        NOTICE OF REPLACEMENT WITHDRAWAL


ABN AMRO BANK N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attention: Credit Administration
Telecopier: 312-992-5111

ABN AMRO BANK N.V.
135 South LaSalle Street, Suite 611
Chicago, IL 60603
Attention: Vice President - Aerospace
Telecopier: 312-606-8428

Ladies and Gentlemen:

     Reference is made to the Deposit Agreement (Class A-2) dated as of June ___, 2001 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and ABM AMRO Bank N.V. (the "DEPOSITARY").

     In accordance with Section 2.3(a)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

     The undersigned hereby directs the Depositary to pay the proceeds of the Deposits to _____________ at [NAME], ABA #___________, Account
#____________________, Attention: ___________________, Reference: Northwest
Airlines 2001-1 EETC [and to pay accrued interest thereon to the Paying Agent at _____________, ABA #_____________, Acct. No. _________, Reference: Northwest
Airlines 2001-1 EETC].(1) [The undersigned further directs the Depositary to pay the accrued interest on the Deposits to the Paying Agent on ________, 20__ (the next Interest Payment Date) at ABA # ________, Account No. _________, Reference Northwest Airlines 2001-1 EETC.](2)


----------
(1) To be deleted in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Payment Agent Agreement).

(2) To be inserted in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Payment Agent Agreement).



                                    EXHIBIT C

                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent



                                       By:
                                           -------------------------
                                            Name:
                                            Title:
Dated: ________________, _____








                                    EXHIBIT C

                                    EXHIBIT D

                   NOTICE OF SERIES D NON-ISSUANCE WITHDRAWAL


ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 611
Chicago, IL 60674-9135
Attention: Tom Peterson
Telecopier: (312) 606-8428

Ladies and Gentlemen:

     Reference is made to the Deposit Agreement (Class A-2) dated as of June __, 2001 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and ABN AMRO Bank, N.V., as Depositary (the "DEPOSITARY").

     In accordance with Section 2.3 of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of each of the following
Deposits: Deposit Account No.[s] _________.

     With respect to each such Deposit, the undersigned hereby directs the Depository to redeposit $[specify amount of each Deposit separately] as new deposits pursuant to Section 2.4 of the Deposit Agreement.

     The undersigned hereby directs the Depository to pay on [specify payment date] the balance of the above Deposits not to be redeposited pursuant to 2.4 of the Deposit Agreement, together with accrued interest thereon to such date of payment to the Paying Agent at [NAME] ABA #_______, Account #_______,
Attention: _______, Reference: [Northwest Airlines 2001-1 EETC].

                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                       By:
                                           -------------------------
                                            Name:
                                            Title:





                                    EXHIBIT D
                                     Page 1